U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 9, 2015

YUMMY FLIES, INC.
 (Exact name of small business issuer as specified in its charter)

Colorado	000-54888	20-8496798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1848 South Lamar Ct.
Lakewood, CO 80232
(Address of principal executive offices)

(303) 619-2503
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm
On March 19, 2015, our board of directors dismissed Cutler and Co., LLC  ("Cutler"), as the Company's independent registered public accounting firm.  Cutler had been  previously retained on March 14, 2014.
Cutler's report on the financial statements for the fiscal year ended December 31, 2013, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than for a going concern.
Ronald R. Chadwick, P.C. was our independent registered public accounting firm prior to Cutler.  Ronald R. Chadwick, P.C. was dismissed as the Company's independent registered public accounting firm on March 6, 2013.  Ronald R. Chadwick, P.C.'s report on the financial statements for the fiscal year ended December 31, 2012, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than for a going concern.  The dismissal of Ronald R. Chadwick, P.C. was disclosed in our Form 8-K filed May 9, 2013.
During the fiscal the year ended December 31, 2013, and in the subsequent interim period through March 11, 2015, the date of dismissal of Cutler, there were no disagreements with Cutler on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cutler, would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year. During the fiscal year ended December 31, 2013, and in the subsequent interim period through March 11, 2015, the date of dismissal of Cutler, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
We have provided a copy of the above disclosures to Cutler and requested Cutler to provide it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not Cutler agrees with the above disclosures. A copy of Cutler's response letter will be filed by amendment to this Current Report on Form 8-K.
 (b) New Independent Registered Public Accounting Firm
On March 11, 2015, our board of directors approved the engagement of Anton & Chia, LLP ("Anton Chia"), as the Company's new independent registered public accounting firm.
During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim period prior to the engagement of Anton Chia, the Company has not consulted Anton Chia regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(o)(1)(iv)) or a reportable event (as defined in Item 304(a)(1)(v)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2015	YUMMY FLIES, INC. (Registrant) By: /s/ Gary Okizaki
Gary Okizaki, Chief Executive Officer